November 19, 2012

Securities and Exchange Commission

100 F Street NE

Washington, DC 20549

RE: Bold Energy Inc

We have read the statements that we understand Bold Energy Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

De Joya Griffith, LLC Certified Public Accountants

De Joya Griffith, LLC ● 2580 Anthem Village Dr. ● Henderson, NV ● 89052

Telephone (702) 563-1600 ● Facsimile (702) 920-8049 www.dejoyagriffith.com